EXHIBIT 1.2

(Translation)


                           ARTICLES OF INCORPORATION
                                       OF
                                   CANON INC.
                          (as amended March 28, 2002)


                         Chapter I. General Provisions

(Trade name)

            Article 1. The Company shall be called CANON KABUSHIKI KAISHA, which shall be indicated in English as CANON INC

(Objects)

            Article 2. The objects of the Company shall be to engage in the following business:

                (1) Manufacture and sale of optical machineries and instruments of various kinds.

                (2) Manufacture and sale of acoustic, electrical and electronic machineries and instruments of various kinds.

                (3) Manufacture and sale of precision machineries and. instruments of various kinds.

                (4) Manufacture and sale of medical machineries and instruments of various kinds.

                (5) Manufacture and sale of general machineries, instruments and equipments of various kinds.

                (6) Manufacture and sale of parts, materials, etc. relative to the products mentioned in each of the preceding items.

                (7)     Production and sale of software products.

                (8) Telecommunications business, and information service business such as information processing service business, information providing service business etc.

                (9) Contracting for telecommunications works, electrical works and machinery and equipment installation works.

                (10) Sale, purchase and leasing of real properties and contracting for architectural works.

                (11) Manpower providing business, property leasing business and travel business.

                (12) Business relative to investigation, analysis of the environment and purification process of soil, water, etc.

                (13) Any and all business relative to each of the preceding items.

( Location of head office )

            Article 3. The Company shall have its head office in Ohta-ku, Tokyo

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( Method of giving public notice )

            Article 4. The public notice of the Company shall be given in the Nihon Keizai Shimbun published in Tokyo.


                               Chapter II. Shares

( Total number of shares )

            Article 5. The total number of shares to be issued by the Company shall be 2,000,000,000 shares.

( Number of shares to constitute one unit )

            Article 6. One thousand (1,000) shares of the Company shall constitute one unit of shares.

                    2. The Company will not issue stock certificates as to shares of less-than-one-unit, unless the Company deems it necessary for the shareholder.

( Transfer agent )

            Article 7. The Company shall have a transfer agent with respect to its shares.

                    2. The transfer agent and its place of handling business shall be selected by resolution of the Board of Directors and a public notice shall be given of such matters.

                    3. The register of shareholders of the Company (including the beneficial owners list; hereinafter the same shall apply) shall be kept at the transfer agent's place of handling business and the business relating to shares, such as transfer of shares on the register of shareholders, registration of pledges, indication of trust property or cancellation of such registration or indication, delivery of share certificates, acceptance of notification, purchase of less-than-one-unit shares, etc. shall be caused to be handled by the transfer agent and shall not be handled by the Company.

( Regulations for handling of shares )

            Article 8. The denomination of share certificates of the Company, transfer of shares on the register of shareholders, registration of pledges, indication of trust property or cancellation of such registration or indication, delivery of share certificates, acceptance of notifications, purchase of less-than-one-unit shares and other procedures and fees relating to shares shall be governed by the regulations for handling of shares to be established by the Board of Directors.

( Record date )

            Article 9. The Company shall regard the shareholders (including the beneficial owners; hereinafter the same shall apply) entitled to vote and appearing in the register of shareholders as of the last day of each business year as the shareholders who are entitled to exercise the right as shareholders at the ordinary general meeting of shareholders for such business year.


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                    2.  In addition to the preceding paragraph, the Company
                        may, whenever the needs arise, regard the shareholders or registered pledgees appearing in the register of shareholders as of a certain date as shareholders or pledgees who are entitled to exercise the right thereof, by giving public notice thereof in advance.


                  Chapter III.   General Meeting of Shareholders

( Convocation )

            Article 10. The ordinary general meeting of shareholders shall be convened in March each year and the extraordinary general meeting of shareholders shall be convened whenever needs arise.

                    2. Unless otherwise provided by laws or ordinances, a general meeting of shareholders shall be convened by the Chairman-and-Director or the President-and-Director in accordance with the resolution of the Board of Directors.

                    3.  If the Chairman-and-Director and the
                        President-and-Director are unable to act, such meeting shall be convened by another Representative Director in accordance with the order prescribed in advance by the Board of Directors.

( Chairmanship )

            Article 11. The chairmanship of a general meeting of
                        shareholders shall be assumed by the
                        Chairman-and-Director or the President-and-Director.

                    2.  If the Chairman-and-Director and the
                        President-and-Director are unable to act, such chairmanship shall be assumed by another Director in accordance with the order prescribed in advance by the Board of Directors.

( Method of adopting resolutions )

            Article 12. Unless otherwise provided by laws or ordinances or by these Articles of Incorporation, resolutions at a general meeting of shareholders shall be adopted by a majority of the votes of the shareholders present at the meeting.

( Exercise of voting rights by proxy )

            Article 13. Shareholders may exercise their votes by proxy.
                        Provided, however, that such proxy shall be a shareholder of the Company entitled to vote.


                  Chapter IV. Director and Board of Directors

( Number )

            Article 14. The Company shall have thirty (30) Directors or less.

( Method of election )

            Article 15. The Directors shall be elected at a general meeting of shareholders where the shareholders holding one-third or more of the voting rights of all shareholders are present.


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                    2.  The election of Directors shall not be made by
                        cumulative voting.

( Term of office )

            Article 16. The term of office of Directors shall expire at the end of the ordinary general meeting of shareholders for the final settlement date within two (2) years after their assumption of office.

                    2. The term of office of the Director elected by reason of increase in number or in order to fill the vacancy shall expire with the expiration of the remaining term of office of the other Directors presently in office.

( Representative Directors )

            Article 17. Directors to represent the Company shall be elected by resolution of the Board of Directors.

( Directors with specific titles )

            Article 18. By resolution of the Board of Directors, the
                        Company shall have a Chairman-and-Director, a President-and-Director and other Directors with specific titles.

( Convening and presiding of the Board of Directors )

            Article 19. Unless otherwise provided by laws or ordinances, a meeting of the Board of Directors shall be convened and presided over by the Chairman-and-Director or the President-and-Director.

                    2.  If the Chairman-and-Director and the
                        President-and-Director are unable to act, such meeting shall be convened and presided over by another Director in accordance with the order prescribed in advance by the Board of Directors.

                    3. Notice of convocation of a meeting of the Board of Directors shall be despatched to each Director and each Statutory Auditor at least three (3) days before the date of such meeting; provided, however that such period may be shortened in case of urgency.

( Board of Directors )

            Article 20. The Board of Directors shall be composed of the
                        Directors and, in addition to the matters provided by laws or ordinances or by these Articles of Incorporation, shall make decision on the execution of important business of the Company.

                    2. The Corporate Auditors of the Company may attend the Board meetings and express their opinions.

( Regulations of the Board of Directors )

            Article 21. The procedure for convening a meeting of the Board of Directors, method of adopting resolutions, etc. shall be governed, in addition to the matters provided by laws or ordinances or by these Articles of Incorporation, by the Regulations of the Board of Directors to be established by the Board of Directors.


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( Remuneration )

            Article 22. The remuneration of Directors shall be determined by resolution of a general meeting of shareholders.


          Chapter V. Corporate Auditor and Board of Corporate Auditors

( Number )

            Article 23. The Company shall have four (4) Corporate Auditors or less.

( Method of election )

            Article 24. The Corporate Auditors shall be elected at a
                        general meeting of shareholders where the shareholders holding one-third or more of the voting rights of all shareholders are present.

( Term of office )

            Article 25. The term of office of Corporate Auditors shall expire at the end of the ordinary general meeting of shareholders for the final settlement date within three
                        (3) years after their assumption of office.

                    2. The term of office of the Corporate Auditor elected to fill the vacancy shall expire with the expiration of the remaining term of office of the retired Corporate Auditor.

( Full-time Corporate Auditors )

            Article 26. The Corporate Auditors shall elect a full-time
                        Corporate Auditor or Auditors by mutual votes.

( Convening of the Board of Corporate Auditors )

            Article 27. Notice of convocation of a meeting of the Board of
                        Corporate Auditors shall be despatched to each Corporate Auditor at least three (3) days before the date of such meeting; provided, however that such period may be shortened in case of urgency.

( Board of Corporate Auditors )

            Article 28. The Board of Corporate Auditors shall be composed of all the Corporate Auditors and, in addition to the matters provided by laws, shall make decision on the matters relating to the execution of the duties of the Corporate Auditors except to the extent that such decisions might impair any of the power of the Corporate Auditors.

( Regulations of the Board of Corporate Auditors )

            Article 29. The procedure for convening a meeting of the Board of Corporate Auditors, method of adopting resolutions, etc. shall be governed, in addition to the matters provided by laws or ordinances or by these Articles of Incorporation, by the Regulations of the Board of Corporate Auditors to be established by the Board of Corporate Auditors.

( Remuneration )

            Article 30. The remuneration of Corporate Auditors shall be determined by resolution of a general meeting of shareholders.


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                             Chapter VI.   Accounting

( Business year )

            Article 31. The business year of the Company shall be from
                        January 1 to December 31 each year, and the settlement of accounts of the Company shall be made at the end of the business year.

( Dividends of profits )

            Article 32. Dividends of profits shall be paid to the
                        shareholders or registered pledgees appearing on the register of shareholders as of the last day of each business year.

( Interim dividends )

            Article 33. By resolution of the Board of Directors, the
                        Company may distribute interim dividends to the shareholders or registered pledgees appearing on the register of shareholders as of June 30 each year.

( Time of conversion of convertible debentures )

            Article 34. The first dividends of profits or interim dividends on the shares issued by the conversion of convertible debentures which the Company has issued shall be paid as if such conversion were made on January 1 when the request for conversion is made from January 1 to June 30, and on July 1, when the request for conversion is made from July 1 to December 31.


                       Supplementary Provisions

( Transfer agent in respect of foreign currency convertible debentures )

            Article 35. With respect to the convertible debentures in
                        foreign currency issued by the Company, the Company shall have a transfer agent or agents in foreign countries.


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